UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 06, 2023

LL Flooring Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33767	27-1310817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4901 Bakers Mill Lane
Richmond, Virginia		23230
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 804 463-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2023, the Board of Directors of LL Flooring Holdings, Inc. (the “Company”) appointed Terry Blanchard as Interim Chief Financial Officer, effective as of March 13, 2023. Pursuant to the terms of a Services Agreement (defined below), Mr. Blanchard will provide transition services to the Company until a permanent Chief Financial Officer is appointed. Mr. Blanchard, age 69, has more than 25 years of financial, accounting and business experience as a senior executive, including for several public and private companies. From 2006 to 2013 and from 2015 to present, he has provided financial consulting and chief financial officer services to a variety of public and private companies as a partner of Randstad Professionals US, LLC d/b/a Tatum (“Tatum”), an executive services firm. From 2013 to 2015, he was Chief Financial Officer and Chief Operating Officer at Nuestro Queso LLC, a privately-owned food manufacturer. From 1999 to 2006, he was President and Chief Financial Officer at Florsheim Group, a publicly-owned consumer products retailer, distributor and manufacturer.

In connection with the appointment of Mr. Blanchard, the Company entered into an services agreement, dated as of March 6, 2023 (the “Services Agreement”), with Tatum. Pursuant to the Services Agreement, Tatum will be paid hourly professional fees for the services provided by Mr. Blanchard. The Company has also agreed to maintain officer insurance coverage covering Mr. Blanchard while the Services Agreement remains in effect. The Company may terminate the Services Agreement and the services of Mr. Blanchard at any time and for any reason upon two weeks’ written notice. Upon such termination, the Company shall only be responsible for the fees and expenses that have accrued under the Services Agreement through the date of termination.

There are no arrangements or understandings between Mr. Blanchard and any other persons pursuant to which he was retained as Interim Chief Financial Officer, other than the Services Agreement discussed above. There are no financial relationships between Mr. Blanchard and any of the Company’s directors or executive officers and Mr. Blanchard has no direct or indirect material interest in any transaction required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K.

The Company is continuing to work with a leading executive search firm to assist in the search for a permanent Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LL FLOORING HOLDINGS, INC.
(Registrant)

Date:	March 10, 2023	By:	/s/ Alice G. Givens
Alice G. Givens
SVP, Chief Legal, Ethics and Compliance Officer